Report of Independent Registered Public Accounting Firm

To the Board of Trustees and Shareholders
Of Nationwide Mutual Funds

In planning and performing our audits of the financial
statements of Nationwide Mutual Funds ("the Funds")
as of and for the year ended October 31, 2008, in
accordance with the standards of the Public Company
Accounting Oversight Board (United States), we
considered the Funds' internal control over financial
reporting, including controls over safeguarding
securities, as a basis for designing our auditing
procedures for the purpose of expressing our opinion
on the financial statements and to comply with the
requirements of Form N-SAR, but not for the purpose
of expressing an opinion on the effectiveness of the
Funds' internal control over financial reporting.
Accordingly, we do not express an opinion on the
effectiveness of the Funds' internal control over
financial reporting.

The management of the Funds is responsible for
establishing and maintaining effective internal
control over financial reporting.  In fulfilling this
responsibility, estimates and judgments by management
are required to assess the expected benefits and
related costs of controls.  A company's internal
control over financial reporting is a process
designed to provide reasonable assurance regarding
the reliability of financial reporting and the
preparation of financial statements for external
purposes in accordance with generally accepted
accounting principles.  A companys internal control
over financial reporting includes those policies
and procedures that (1) pertain to the maintenance
of records that, in reasonable detail, accurately
and fairly reflect the transactions and dispositions
of the assets of the company; (2) provide reasonable
assurance that transactions are recorded as necessary
to permit preparation of financial statements in
accordance with generally accepted accounting
principles, and that receipts and expenditures
of the company are being made only in accordance
with authorizations of management and trustees of
the company; and (3)  provide reasonable assurance
regarding prevention or timely detection of
unauthorized acquisition, use or disposition of a
company's assets that could have a material effect
on the financial statements.

Because of its inherent limitations, internal control
over financial reporting may not prevent or detect
misstatements.  Also, projections of any evaluation
of effectiveness to future periods are subject to
the risk that controls may become inadequate because
of changes in conditions, or that the degree of
compliance with the policies or procedures may
deteriorate.

A deficiency in internal control over financial
reporting exists when the design or operation of a
control does not allow management or employees, in
the normal course of performing their assigned
functions, to prevent or detect misstatements on a
timely basis.  A material weakness is a deficiency,
or a combination of deficiencies, in internal
control over financial reporting, such that there
is a reasonable possibility that a material
misstatement of the Funds' annual or interim
financial statements will not be prevented or
detected on a timely basis.

Our consideration of the Funds' internal control
over financial reporting was for the limited purpose
described in the first paragraph and would not
necessarily disclose all deficiencies in internal
control over financial reporting that might be
material weaknesses under standards established by
the Public Company Accounting Oversight Board
(United States).  However, we noted no deficiencies
in the Funds' internal control over financial
reporting and its operation, including controls over
safeguarding securities, that we consider to be
material weaknesses as defined above as of
October 31, 2008.

This report is intended solely for the information
and use of management and the Board of Trustees of
Nationwide Mutual Funds and the Securities and
Exchange Commission and is not intended to be and
should not be used by anyone other than these
specified parties.

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
December 19, 2008